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                                                                      EXHIBIT 11

               PHYSICIAN RELIANCE NETWORK, INC. AND SUBSIDIARIES

                    NET INCOME PER COMMON EQUIVALENT SHARES
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                                              SIX              SIX
                                                          THREE            THREE             MONTHS           MONTHS
                                                       MONTHS ENDED     MONTHS ENDED          ENDED            ENDED
                                                       SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                           1996             1995              1996             1995
                                                       -------------    -------------    -------------    -------------
Weighted average common shares outstanding                48,494,010       38,800,700       45,898,762       38,800,700
Incremental shares related to assumed
    exercise of stock options                                983,336          868,080          983,336          868,080
                                                       -------------    -------------    -------------    -------------
Weighted average common and
    common equivalent shares-primary                      49,477,346       39,668,780       46,882,098       39,668,780

Incremental shares related to assumed
    conversion of common stock subscribed                        ---           46,350              ---           46,350
                                                       -------------    -------------    -------------    -------------
Weighted average common and
    common equivalent shares-fully diluted                49,477,346       39,715,130       46,882,098       39,715,130
                                                       =============    =============    =============    =============

Net income                                             $       4,856    $       3,965    $      16,005    $       9,062
                                                       =============    =============    =============    =============

Net income per share (primary and fully diluted)       $        0.10    $        0.10    $        0.34    $        0.23
                                                       =============    =============    =============    =============